Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

eLong Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in Amendment No.4 to the the Registration Statement (No. 333-119606).

Our report refers to a change in the accounting for goodwill in 2002.

/s/ KPMG

Hong Kong, China

October 27, 2004